SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act 1934

Date of Report (Date of earliest event reported): December 11, 2003

Commission File Number 1-8858

UNITIL CORPORATION
(Exact name of registrant as specified in its charter)

New Hampshire	02-0381573
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

6 Liberty Lane West, Hampton, New Hampshire	03842-1720
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (603) 772-0775

Item 5. Other Events

On December 11, 2003, Unitil Corporation (the “Company”) announced that the Federal Bankruptcy Court presiding over the Mirant (MIRKQ) bankruptcy proceeding approved the settlement between Unitil’s New Hampshire based utility subsidiaries, Unitil Energy Systems, Inc. (UES) and Unitil Power Corp. (UPC), and Mirant’s subsidiary Mirant Americas Energy Marketing, L.P. (Mirant Americas).

The Company has issued a press release regarding these events which is attached hereto as Exhibit 99.

Item 7. Financial Statements and Exhibits

   Financial Statements

         None

   Exhibits

         Exhibit 99: Press release dated December 11, 2003

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: December 11, 2003

UNITIL CORPORATION —————————————— (Registrant)

BY: /S/ Mark H. Collin —————————————— Mark H. Collin Chief Financial Officer